As filed with the Securities and Exchange Commission on September 11, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PERFECT MOMENT LTD.

(Exact name of Registrant as specified in its charter)

Delaware	86-1437114
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

244 5th Ave Ste 1219

New York, NY 10001

315-615-6156

(Address including zip code, telephone number, including area code, of Registrant’s Principal Executive Offices)

Jane Gottschalk

President

244 5th Ave Ste 1219

New York, NY 10001

315-615-6156

(Name, address including zip code, telephone number, including area code, of agent for service)

Copies To:

Thomas J. Poletti. Esq.

Veronica Lah, Esq.

Manatt, Phelps & Phillips LLP

695 Town Center Drive, 14th Floor

Costa Mesa, CA 92626

(714) 371-2500

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement is declared effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the Registration Statement filed with the Securities and Exchange Commission, of which this prospectus is a part, is effective.

SUBJECT TO COMPLETION, DATED SEPTEMBER 11, 2025

PROSPECTUS

6,377,766 Shares of Common Stock

This prospectus relates to the resale by the selling stockholder named herein (the “Selling Stockholder”), or its respective transferees, pledgees, donees or other successors-in-interest, from time to time, of up to 6,377,766 shares of common stock, par value $0.0001 per share, of Perfect Moment Ltd. held by the Selling Stockholder consisting of 3,172,858 shares of common stock (the “Common Stock Shares”) and 3,204,908 shares of common stock issuable upon the exercise of the warrants (the “Warrant Shares”, together with the Common Stock Shares, the “Shares”). We are registering the Shares on behalf of the Selling Stockholder, to be offered and sold from time to time, to satisfy certain registration rights that we have granted to the Selling Stockholder.

The Selling Stockholder may resell or dispose of the Shares, or interests therein, at fixed prices, at prevailing market prices at the time of sale or at prices negotiated with purchasers, to or through underwriters, broker-dealers, agents, or through any other means described under the heading “Plan of Distribution” beginning on page 15 of this prospectus. The Selling Stockholder will bear its respective commissions and discounts, if any, attributable to the sale or disposition of the Shares, or interests therein, held by the Selling Stockholder. We will bear all costs, expenses and fees in connection with the registration of the Shares. We will not receive any of the proceeds from the sale of the Shares by the Selling Stockholder. However, we will receive proceeds from the exercise of the warrants if the warrants are exercised and the holder of such warrants pay the exercise price in cash upon such exercise.

Our common stock is listed on the NYSE American under the symbol “PMNT.” On September 10, 2025, the last reported sale price of our common stock on the NYSE American was $0.4426 per share.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page 7 of this prospectus, contained in the applicable prospectus supplement and in any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus or any prospectus supplement before making a decision to purchase our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus _______________, 2025.

You should rely only on the information contained in this prospectus. Neither we nor the Selling Stockholder have authorized any other person to provide you with information different from or in addition to that contained in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. The Selling Stockholder is not making an offer to sell these securities in any jurisdiction where an offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

We further note that the representations, warranties and covenants made by us in any document that is filed as an exhibit to the registration statement of which this prospectus is a part and in any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that Perfect Moment Ltd. (“we,” “us,” “Perfect Moment,” or the “Company”) filed with the Securities and Exchange Commission (the “SEC”). The selling stockholder (the “Selling Stockholder”) may sell up to 6,377,766 shares of common stock, consisting of 3,172,858 shares of common stock (the “Common Stock Shares”) and 3,204,908 shares of common stock issuable upon the exercise of the warrants (the “Warrant Shares”, together with the Common Stock Shares, the “Shares”) as described in this prospectus. We will not receive any proceeds from the sale by the Selling Stockholder of the Shares offered pursuant to this prospectus. However, we will receive proceeds from the exercise of the warrants if the warrants are exercised and the holders of such warrants pay the exercise price in cash upon such exercise.

We may also file a prospectus supplement or post-effective amendment to the Registration Statement on Form S-3 of which this prospectus forms a part (the “Registration Statement”) that may contain material information relating to the offering. The prospectus supplement or post-effective amendment may also add, update or change information contained in this prospectus with respect to the offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or post-effective amendment, you should rely on the prospectus supplement or post-effective amendment, as applicable. Before purchasing any Shares, you should carefully read this prospectus, any post-effective amendment, and any applicable prospectus supplement, together with the additional information described under the headings “Where You Can Find More Information” beginning on page 17 and “Incorporation of Certain Information by Reference” beginning on page 18.

Neither we, nor the Selling Stockholder, have authorized anyone to provide you with any information or to make any representations other than those contained or incorporated by reference in this prospectus, any post-effective amendment, or any applicable prospectus supplement prepared by or on behalf of us or to which we have referred you. We and the Selling Stockholder take no responsibility for and can provide no assurance as to the reliability of any other information that others may give you. We and the Selling Stockholder will not make an offer to sell these Shares in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, any post-effective amendment and any applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any post-effective amendment or any prospectus supplement may contain or incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be incorporated by reference in this prospectus, any post-effective amendment or any prospectus supplement may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” incorporated by reference in this prospectus, any post-effective amendment and any applicable prospectus supplement. Accordingly, investors should not place undue reliance on this information.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Except where the context otherwise requires or where otherwise indicated, the terms “Perfect Moment,” “PMNT,” “we,” “us,” “our,” “our company,” “Company” and “our business” refer to Perfect Moment Ltd.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference into this prospectus contain forward-looking statements regarding our business, financial condition, results of operations and prospects. Words such as, but not limited to “anticipate,” “aim,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “pro forma,” “project,” “seek,” “should,” “suggest,” “strategy,” “target,” “will,” “would,” and similar expressions or variations thereof are intended to identify forward-looking statements, but are not deemed to represent an all-inclusive means of identifying forward-looking statements as denoted in this prospectus. Additionally, statements concerning future matters are forward-looking statements. These statements include, among other things, statements regarding:

● our history of losses and need for additional capital to fund our operations, our inability to obtain additional capital on acceptable terms, or at all, our ability to continue as a going concern, and our need to liquidate if we fail to obtain adequate funding, which could result in our stockholders receiving no value for their investment;

● our limited operating history and the difficulties encountered by a small developing company;

● estimates regarding future revenue, expenses, capital requirements, and need for additional financing;

● our estimates of the size of our market opportunities;

● our ability to effectively manage our growth;

● our ability to successfully enter new markets, manage our growth expansion and comply with any applicable laws and regulations;

● the effects of increased competition from our market competitors;

● significant disruption in, or breach in security of, our information technology systems and resultant interruptions in service and any related impact on our reputation;

● the attraction and retention of qualified employees and key personnel;

● the effectiveness of our internal controls;

● changes in laws and government regulation affecting our business;

● the impact of adverse economic conditions;

● the sufficiency of our cash and cash equivalents to meet our liquidity needs and service our indebtedness;

● outcomes of legal or administrative proceedings; and

● other factors detailed under the section titled “Risk Factors.”

Although forward-looking statements in this prospectus reflect the good faith judgment of our management, such statements can only be based on facts and factors currently known by us. Consequently, forward-looking statements are inherently subject to risks and uncertainties and actual results and outcomes may differ materially from the results and outcomes discussed in or anticipated by the forward-looking statements. Factors that could cause or contribute to such differences in results and outcomes include, without limitation, those specifically addressed under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus, including our most recent annual report on Form 10-K and quarterly reports on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date made. We file reports with the Securities and Exchange Commission (the “SEC”), and our electronic filings with the SEC (including our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, and any amendments to these reports) are available free of charge on the SEC’s website at www.sec.gov.

We undertake no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this prospectus, except as required by law. Readers are urged to carefully review and consider the various disclosures made throughout the entirety of this prospectus, the applicable prospectus supplement and the documents incorporated by reference into this prospectus, which disclosures are designed to advise interested parties of the risks and factors that may affect our business, financial condition, results of operations and prospects.

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PROSPECTUS SUMMARY

This summary highlights selected information from this prospectus and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus forms a part.

Unless the context indicates otherwise, as used in this prospectus, the terms “we,” “us,” “our,” “Perfect Moment,” the “Company” and similar designations refer to Perfect Moment Ltd., a Delaware corporation.

THE COMPANY

Overview

We operate at the intersection of luxury fashion and multi-channel commerce. Our mission is to become the number one luxury ski brand in the world. We exist to inspire shared perfect moments. We aim to deliver this by creating statement pieces to ski, surf, swim and move in for perfect moments and the people who make them.

Perfect Moment is a luxury lifestyle brand that combines fashion and technical performance for its ranges of skiwear, outerwear, swimwear and activewear. We create apparel and products that feature what we believe is an unmatched combination of fashion, form and function for women, men and children.

Today, the brand continues to draw on its rich heritage of performance garments and statement designs. Retro-inspired vivid and bold color palettes complement technical fabrics to deliver fashion, form, function and fun for women, men and children. Initially known for its on-and-off the slopes skiwear, in 2016 we developed a summer range inspired by the island of Ibiza to bring its unique style to swimwear and activewear. We believe our bold fashion and technical proposition resonates with the modern fashion-conscious consumer that sees value in authentic European heritage and statement-design tailored for an active and healthy lifestyle at a compelling quality-to-value price point.

Perfect Moment’s growth plan is predicated on (i) continuing to develop its winter and summer product ranges at improved gross margins, including extensions into more all-year-round lifestyle ranges, (ii) drive more direct sales through its marketing strategies and (iii) test strategic pop-up and physical retail.

Our Business Strategy

Perfect Moment sits at the intersection of three large and growing markets (luxury ski apparel, premium outerwear and lifestyle). Based on the characteristics of these respective markets, we believe we have the right brand profile, geographic footprint, target demographic, marketing tools and operational expansion plan to gain significant market share. We believe we are also well-positioned to drive sustainable growth and profitability by executing on the following strategies:

Grow Brand Awareness and Attract New Customers

Expanding brand awareness and deepening customer engagement remain central to our growth strategy. While Perfect Moment has built strong loyalty among existing customers and achieved meaningful global traction, we continue to see significant opportunity in underpenetrated and emerging markets.

Rooted in our rich ski heritage, Perfect Moment appeals to a global audience that values both high-performance apparel and elevated design. Skiing’s association with affluence and lifestyle has enabled us to position the brand as aspirational, particularly on social media, where our visual identity and storytelling strongly resonate.

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By combining our signature aesthetic with high-impact marketing, celebrity endorsements, influencer partnerships, editorial features, and collaborations, we have crafted a compelling brand narrative that aligns with the values of our target audience.

This brand narrative has translated into meaningful global media presence. In the past fiscal year, we achieved significant additional brand visibility, with global media coverage and social traction significantly outpacing prior years. Notable achievements included:

Metric	FY2025 (estimated)	FY2024	YoY Change (estimated)
Global UVPM (Unique Visitors per Month)	16.6 billion	8.0 billion	+108%
Total Social Audience (KOLs)	934 million	480 million	+95%
Social Audience During Ski Season (Q3–Q4)	597.1 million	297 million	+101%
Global Print Circulation	25.6 million	12.4 million	+106%
Celebrity/Influencer Posts	Multiple including Priyanka Chopra Jonas, Anitta, Miranda Kerr, and more	Similar tier but lower frequency	Significant increase
Key Media Features	Vogue, Harper’s BAZAAR, ELLE, WWD, Tatler	Vogue, WWD, GQ	Expanded global reach

The recent announcement of our strategic collaboration with Alpine generated additional momentum, reaching over 1.1 billion in global PR (UVPM) and delivering high-impact social media performance across both brand channels. These results reinforce our position at the intersection of luxury performance and lifestyle, and demonstrate the effectiveness of targeted collaborations in amplifying reach and engagement.

Customer Acquisition and Market Expansion Strategy

Attracting new customers while deepening engagement with existing ones remains a foundational pillar of our long-term growth strategy. Perfect Moment has built a loyal customer base and strong brand equity in core markets such as the United States, the United Kingdom, and the European Union, while still seeing significant untapped potential across emerging regions and underpenetrated demographics. In the past fiscal year, we expanded outreach across continental Europe and initiated a market test in China via Tmall. We are actively exploring deeper market penetration opportunities, including potential joint ventures or partnerships, particularly in China where we seek to balance growth potential with local market complexities.

Our international growth strategy is closely integrated with our marketing and customer engagement approach. We leverage our brand’s unique heritage—rooted in performance-driven ski apparel with a distinctive retro-modern aesthetic—to connect with affluent, style-conscious consumers who engage deeply with lifestyle content. Skiing remains an aspirational category, and our ability to tell culturally relevant, visually compelling stories has been central to growing awareness in new markets.

To support customer acquisition and global reach, we execute a multi-channel marketing strategy that blends aspirational brand storytelling with data-driven performance marketing. This includes premium editorial placements, influencer activations, celebrity collaborations, and visibility in luxury destinations, as well as robust paid social, search engine marketing (SEM), SEO, programmatic media, and retargeting campaigns. Our proprietary data and customer insights allow us to refine targeting, optimize customer acquisition costs, and improve return on advertising spend (ROAS).

Looking ahead, we plan to further invest in digital community development by enhancing engagement across both core and emerging social platforms and scaling our network of social media ambassadors. In parallel, we are committed to offering a localized customer experience in priority markets through language-specific content, local currency pricing, and improved shipping and distribution capabilities.

Complementing our digital expansion, we are developing a selective network of Perfect Moment-owned retail locations in key global cities. These physical touchpoints are designed to serve as immersive brand destinations that foster loyalty and drive community engagement. This holistic, multi-channel approach—anchored by strong creative execution, performance discipline, and a globally resonant brand voice—remains central to our strategy for customer acquisition, market expansion, and long-term value creation.

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Elevating Brand Equity and Market Positioning

We continue to enhance brand desirability by deepening strategic partnerships and cultivating cultural relevance through collaborations with globally resonant brands. These alliances are complemented by curated cultural touchpoints designed to reinforce the brand’s aspirational positioning.

To further strengthen brand exclusivity, we are expanding access to premium, invitation-only experiences, limited-edition product capsules, and bespoke VIP programs. These initiatives are designed to reinforce scarcity-driven value and deepen emotional affinity with our most engaged customer segments.

Our brand amplification strategy includes highly selective alignments with globally recognized influencers and tastemakers, as well as targeted celebrity endorsements. These efforts are bolstered by high-visibility editorial placements in tier-one publications.

Enhancing Product Storytelling and Technical Credibility

We are investing in elevated storytelling formats to articulate our product innovation and craftsmanship. This includes the use of advanced content technologies, such as CGI and AI-powered educational tools, to bring our product narratives to life across digital channels.

We continue to validate the performance and functionality of our products through strategic endorsements by elite athletes, subject matter experts, and professionals in relevant fields. This expert-led validation reinforces product credibility and supports the brand’s premium technical positioning.

Accelerating Customer Retention and Lifetime Value

We are launching a high-touch VIP loyalty program designed to reward our most valuable customers with elevated services including personal styling, concierge shopping experiences, and curated ski retreats. This program aims to drive repeat engagement and strengthen brand loyalty.

In addition, we are deepening customer relationships through exclusive community engagement initiatives, which focus on fostering a sense of belonging and shared identity among our luxury consumer base. These efforts are designed to support long-term customer retention and maximize customer lifetime value.

Enhance Our Wholesale Network

Although in the next five (5) years we will be mainly focused on accelerating digital growth and our direct-to-consumer channel, we still intend to continue broadening customer access and strengthening our global foothold in new and existing markets by strategically expanding our wholesale network and deepening current relationships. In all of our markets, we have an opportunity to increase sales by adding new wholesale partners and increasing volume in existing retailers. Additionally, we are focused on strengthening relationships with our retail partners through broader offerings, exclusive products and shop-in-shop formats, which are dedicated spaces within another company’s retail store on a short-term rental basis. We believe our retail partners have a strong incentive to showcase our brand as our products drive customer traffic and consistent full-price sell-through in their stores.

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Broaden Our Product Offerings

We continue to develop new product categories to engage customers across all seasons and expand our share of wallet. These include:

●	Fall/Winter Lifestyle: Less technical but equally premium outerwear, loungewear, and accessories.
●	Spring/Summer Expansion: Activewear, surfwear, swimwear, and transitional layering pieces.
●	Multi-Seasonal Lifestyle Collection: Launching a new lifestyle collection to complement our core skiwear line, designed to support year-round customer engagement.
●	Accessories Expansion: Investing in the growth of our accessories business, working with expert vendor partners to capture commercial uplift and enhance brand exposure.
●	Style Expansion: Increasing annual style count from approximately 75 styles to 220–240 styles.
●	Pricing Architecture: Establishing a Good / Better / Best pricing model to improve value perception, broaden customer access, and support luxury tier collaborations.

We believe this strategy supports year-round engagement, reduces seasonal revenue concentration, and enhances gross margin through full-price, high-margin items. FY2025 marked the launch of our first spring/summer capsule under this strategy, with additional lines planned based on customer response and inventory performance.

Establish Perfect Moment Owned Physical Retail

We are actively redefining the après-ski lifestyle as a distinct luxury category, transcending its traditional association with winter sports. Our product strategy includes broadening the après assortment to incorporate versatile knitwear, accessories, and transitional outerwear suited for both urban and alpine environments.

To support this repositioning, we are deploying high-impact experiential activations, including luxury pop-up stores and immersive brand experiences in strategic mountain and resort locations. These initiatives are designed to increase customer engagement, drive retail conversion, and extend our physical brand footprint in high-value markets.

In fiscal 2024 and 2025, we tested temporary physical retail spaces to evaluate customer response and operational learnings. In fiscal 2026, we currently plan to open two concession locations in high-profile markets. Our physical retail rollout is focused on near-term milestones and aligned with our broader brand experience goals.

This approach is designed to strengthen customer touchpoints and deliver a consistent luxury retail experience across channels.

Other Strategies to Improve Margin

We intend to focus on the following other strategies to improve our margin:

●	Shift towards direct-to-consumer revenue (such as ecommerce and physical retail). We expect that rebalancing from wholesale to direct-to-consumer, coupled with the other margin initiatives, would result in a double-digit percentage point improvement in our gross margin over time, driven by favorable channel mix.
●	Reducing product range within skiwear. We believe the current range offers too much choice, resulting in reduced economies of scale and higher levels of markdowns and discounts. Rationalizing the range is expected to improve both margin and sell-through.
●	Review and modify supplier base. We expect our supplier base to evolve as we source fabrics and trims more efficiently and introduce new finished goods suppliers with better commercial terms. This includes shifting production to regions with lower labor costs or more favorable duty rates, such as the EU, UK, or Vietnam.
●	Review and revise price positioning. We are introducing more structured pricing discipline and processes, with a focus on assessing margin by product, country of manufacture, and country of sale. We believe our industry and customer segment exhibit relatively inelastic demand, allowing for modest annual price increases in line with luxury market expectations. These pricing strategies will support margin expansion as we grow.
●	Focusing on reducing costs relating to crossing borders. As a global brand, Perfect Moment incurs significant costs from freight, duty, couriers, and other logistics fees. We are focused on improving cost efficiency by shifting more volume to sea freight from air freight, relocating production to lower-duty countries, and reducing broker and customs-related costs through improved planning and process.
●	Implementing a Good / Better / Best pricing model. This tiered structure enhances customer value perception and supports product and price accessibility across a broader consumer base. It also enables luxury-tier expansion for high-profile collaborations and licensed projects.

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These margin enhancement initiatives are central to our efforts to increase profitability, streamline operations, and create a scalable business model that can support long-term growth and brand equity.

Additional Information

For additional information related to our business and operations, please refer to the reports incorporated herein by reference, as described under the caption “Incorporation of Certain Information By Reference” on page 18 of this prospectus.

Corporate Information

Our principal executive office and mailing address is 244 5th Ave, Ste 1219, New York, NY 10001. Our main telephone number is 315-615-6156. Our corporate website address is www.perfectmoment.com. Our website and the information contained on, or that can be accessed through, our website shall not be deemed to be incorporated by reference in, and are not considered part of, this prospectus. You should not rely on any such information in making your decision whether to purchase our common stock.

Our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and all amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) are available free of charge through the investor relations page of our website as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.

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THE OFFERING

Securities to be Offered	Up to an aggregate of 6,377,766 shares of common stock, consisting of 3,172,858 shares of common stock (the “Common Stock Shares”) and 3,204,908 shares of common stock issuable upon the exercise of the warrants (the “Warrant Shares”, together with the Common Stock Shares, the “Shares”).

Terms of the offering	The Selling Stockholder will determine when and how they will sell the Shares offered in this prospectus, as described in the “Plan of Distribution.”

Shares of Common Stock outstanding prior to this offering (1)	31,918,624 shares of common stock.

Common Stock Outstanding after completion of this offering (1)	35,091,482 shares of common stock.

Use of Proceeds:	We will not receive any proceeds from the sale of the Shares by the Selling Stockholder. However, upon any exercise of the warrants by payment of cash, we will receive the exercise price of $0.46822 per Warrant Share issued. Any proceeds received by us from the exercise of the warrants will be used for general corporate purposes.

Listing of Securities:	Our common stock is listed on the NYSE American under the symbol “PMNT.”

Risk Factors:	An investment in our shares of common stock is highly speculative and involves a significant degree of risk. See “Risk Factors” and other information included in this prospectus for a discussion of factors you should carefully consider before deciding to invest in shares of our common stock.

(1) The number of shares of common stock outstanding after this offering is based on 35,091,482 shares of common stock outstanding as of September 10, 2025, but excludes:

● 876,550 shares of our common stock issuable upon the exercise of outstanding options (vested and non-vested), having a weighted average exercise price of $2.42 per share;

● 730,451 shares of common stock issuable under restricted stock awards;

● 4,624,605 shares of common stock currently issuable upon conversion of outstanding shares of Series AA Convertible Preferred Stock at the current conversion price of $1.1601;

● 639,032 shares of common stock issuable upon exercise of warrants to purchase common stock outstanding, with a weighted-average exercise price of $4.69 per share; and

● 2,527,944 shares of our common stock available for future issuance under our 2021 Equity Incentive Plan and any other additional shares of our common stock that may become available under such plan.

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RISK FACTORS

Investing in our securities involves a high degree of risk. In addition to the other information contained in this prospectus supplement, the accompanying prospectus and in the documents we incorporate by reference, you should carefully consider the risks discussed below and under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended March 31, 2025 before making a decision about investing in our securities. The risks and uncertainties discussed below and in our Annual Report on Form 10-K for the fiscal year ended March 31, 2025 are not the only ones facing us. Additional risks and uncertainties not presently known to us may also harm our business. If any of these risks occur, our business, financial condition and operating results could be harmed, the trading price of our common stock could decline and you could lose part or all of your investment.

Risks Related to the Business

We have a history of losses, expect to continue to incur losses in the near term and may not achieve or sustain profitability in the future, and as a result, our management has identified, and our auditors reported that there is a substantial doubt about our ability to continue as a going concern.

For three months ended June 30, 2025 and the years ended March 31, 2025 and 2024, our Net loss was $3.8 million, $15.9 million and $8.7 million, respectively. We intend to rely on debt and equity financing for working capital until positive cash flows from operations can be achieved, which may never occur. These matters raise substantial doubt about our ability to continue as a going concern. Based upon our current operating plan and assumptions, we expect that our existing cash balances and expected cash flows from operations, alongside the continuance of our existing financing arrangements, will be sufficient to fund our operations for at least the next 12 months, excluding financing to support production (i.e. timing of working capital). However, our operating plan may change, and our assumptions may prove to be wrong, as a result of many factors currently unknown to us, and we could use our available capital resources sooner than we expect. We may need to seek additional funds sooner than planned, through public or private equity or debt financings or other third-party funding or a combination of these approaches. Even if we believe we have sufficient funds for our current or future operating plans, we may seek additional capital if market conditions are favorable or based upon specific strategic considerations.

Any additional capital-raising efforts may divert our management’s attention from the operation of our business. In addition, we cannot guarantee that future financing will be available in sufficient amounts or on terms acceptable to us, if at all. If we are unable to obtain sufficient amounts of additional capital, when and if we require it, we may be required to reduce the scope of our operations, which could harm our business, financial condition and results of operations. Our consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.

The report of our independent registered public accounting firm that accompanies our audited consolidated financial statements for the fiscal years ended March 31, 2025 and March 31, 2024 contains a going concern explanatory paragraph in which such firm stated that there is substantial doubt about our ability to continue as a going concern. Our consolidated financial statements contained in this prospectus do not include any adjustments that might result if we are unable to continue as a going concern. If we are unable to continue as a going concern, holders of our securities might lose their entire investment. These factors, among others, may make it difficult to raise any additional capital and may cause us to be unable to continue to operate our business.

Our financial results and ability to grow our business may be negatively impacted by global events beyond our control.

We operate distribution and warehousing facilities and offices around the world and substantially all of our manufacturers are located outside of the United States. We are subject to numerous risks and global events beyond our control which could negatively impact consumer spending or our own operations or operations of our customers or business partners, and therefore our results of operations, including: changes in diplomatic and trade relationships, trade policy or actions of foreign or U.S. governmental authorities impacting trade and foreign investment; inflation; military conflict; political or labor unrest; terrorism; public health crises, disease epidemics or pandemics; natural disasters and extreme weather conditions, which may increase in frequency and severity due to climate change; economic instability resulting in the disruption of trade from foreign countries; the imposition of new laws, regulations and rules, including those relating to sustainability and climate change, data privacy, labor conditions, minimum wage, quality and safety standards and disease epidemics or other public health concerns; and changes in local economic conditions in countries where our stores, customers, manufacturers and suppliers are located.

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These risks could hamper our ability to sell products, negatively affect the ability of our manufacturers to produce or deliver our products or procure materials and increase our cost of doing business generally, any of which could have an adverse effect on our results of operations, profitability, cash flows and financial condition. In the event that one or more of these factors make it undesirable or impractical for us to conduct business in a particular country, our business could be adversely affected.

We rely on a limited number of third-party suppliers to provide high quality raw materials.

Our products require high quality raw materials, including down, softshell, wool, neoprene, and cotton. We do not manufacture our products or the raw materials for them and rely instead on suppliers. Many of the specialty fabrics used in our products are technically advanced textile products developed and manufactured by third parties and may be available, in the short-term, from only one or a limited number of sources. We have no long-term contracts with any of our suppliers or manufacturers for the production and supply of our raw materials and products, and we compete with other companies for fabrics, other raw materials, and production.

During the three months ended June 30, 2025 and the year ended March 31, 2025, our largest single manufacturer, produced approximately 100% and 39% of our products, respectively, and substantially all of our products were manufactured in China. For the three months ended June 30, 2025 and the year ended March 31, 2025, the largest single supplier, produced approximately 56% and 46% of the fabric for our products, respectively. During the three months ended June 30, 2025 and the year ended March 31, 2025, approximately 3% and 37% of our fabrics originated from Japan, respectively, and 84% and 62% from China, respectively. We also source other raw materials which are used in our products, including items such as content labels, elastics, buttons, clasps and drawcords from suppliers located predominantly in the Asia Pacific region.

The price of raw materials depends on a wide variety of factors largely beyond the control of the Company. A shortage, delay or interruption of supply for any reason, could negatively impact our ability to fulfill orders and have an adverse impact on our financial results. In addition, while our suppliers, in turn, source from a number of sub-suppliers, we rely on a very small number of direct suppliers for certain raw materials. As a result, any disruption to these relationships could have an adverse effect on our business. Events that adversely affect our suppliers could impair our ability to obtain inventory in the quantities and at the quality that we require. Such events include difficulties or problems with our suppliers’ businesses, finances, labor relations, ability to import raw materials, costs, production, insurance and reputation, as well as natural disasters, public health emergencies or other catastrophic occurrences. A significant slowdown in the retail industry as a whole may also result in bankruptcies or permanent closures of some of our suppliers and third-party vendors. Furthermore, there can be no assurance that our suppliers will continue to provide fabrics and raw materials or provide products that are consistent with our standards. More generally, if we need to replace an existing supplier, additional supplies or additional manufacturing capacity may not be available when required on terms that are acceptable to us, or at all, and any new supplier may not meet our strict quality requirements. In the event we are required to find new sources of supply, we may encounter delays in production, inconsistencies in quality and added costs as a result of the time it takes to train our suppliers and manufacturers in our methods, products and quality control standards. Any delays, interruption or increased costs in the supply of our raw materials could have an adverse effect on our ability to meet customer demand for our products and result in lower revenue and profitability both in the short and long-term.

We are exposed to risks with respect to our global operations.

We operate on a global scale and could be affected by currency and interest rate fluctuations; capital and exchange controls; local and global economic conditions including inflation, recession, volatility and/or lack of liquidity in capital markets; expropriation and other restrictive government actions; changes in intellectual property; legal protections and remedies; trade regulations; tariffs; tax laws and regulations; and procedures and actions affecting approval, production, pricing, and marketing of our products, as well as impacts of political or civil unrest or military action, including the ongoing conflicts between Russia and Ukraine and in the Middle East and their economic consequences, geopolitical instability, terrorist activity, unstable governments and legal systems, inter-governmental disputes, public health outbreaks, epidemics, pandemics, natural disasters or disruptions related to climate change.

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We continue to monitor the global trade environment and potential trade conflicts, sanctions and impediments that could impact our business. If trade restrictions or tariffs reduce global economic activity, potential impacts could include declining sales; increased costs; volatility in foreign exchange rates; delays or failures in the performance of customers, suppliers and other third parties on whom we may depend for the performance of our business; and the risk that our allowance for doubtful accounts may not be adequate. In addition, issued or future executive orders or other new or changes in laws, regulations or policy regarding tariffs, could have a material adverse effect on our business and earnings. The actual impact of the new tariffs on our business is subject to a number of factors including, but not limited to, restrictions on trade, the effective date and duration of such tariffs, countries included in the scope of tariffs, changes to amounts of tariffs, and potential retaliatory tariffs imposed by other countries.

We may be unable to source and sell our merchandise profitably or at all if new trade restrictions are imposed or existing restrictions become more burdensome.

The United States and the countries in which our products are produced or sold have imposed and may impose additional quotas, duties, tariffs, or other restrictions or regulations, or may adversely adjust prevailing quota, duty, or tariff levels. The results of any audits or related disputes regarding these restrictions or regulations could have an adverse effect on our financial statements for the period or periods for which the applicable final determinations are made. Countries impose, modify, and remove tariffs and other trade restrictions in response to a diverse array of factors, including global and national economic and political conditions, which make it impossible for us to predict future developments regarding tariffs and other trade restrictions. Trade restrictions, including tariffs, quotas, embargoes, safeguards, and customs restrictions, have and could result in a higher cost or restrictions on the importation of the products we sell. Although we have and may continue to look for alternative sourcing options, we may not be able to shift production in a timely or cost-effective manner, if at all, from various countries in which we manufacture our products to offset those costs or restrictions. Therefore, we may not be able to mitigate the entire increase to our cost resulting from tariffs and we may not be able to, or may choose not to, pass any cost increase onto consumers. Any increase in our prices could have an adverse impact on our direct sales to consumers, as well as sales by our wholesale customers. In addition, the uncertainty in the global trade environment may have adverse impacts on capital markets or consumer discretionary spending, which could lower demand for our products. Any adverse impact on our costs or on consumer demand could have a material adverse effect on our business, financial condition and results of operations.

We are dependent on international trade agreements and regulations. The countries in which we produce and sell our products could impose or increase tariffs, duties, or other similar charges that could negatively affect our results of operations, financial position, or cash flows.

Adverse changes in, or withdrawal from, trade agreements or political relationships between the United States and the PRC, Europe, Canada, or other countries where we sell or source our products, could negatively impact our results of operations or cash flows. General geopolitical instability and the responses to it, such as the possibility of sanctions, trade restrictions, and changes in tariffs, including sanctions against the PRC, tariffs imposed by the United States and the PRC, and the possibility of additional tariffs or other trade restrictions, could adversely impact our business. It is possible that further tariffs may be introduced or increased. Such changes could adversely impact our business and could increase the costs of sourcing our products from the PRC as well as other countries, or could require us to source our products from different countries. The Uyghur Forced Labor Prevention Act and other similar legislation may lead to greater supply chain compliance costs and delays to us and to our vendors.

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USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the Shares by the Selling Stockholder pursuant to this prospectus. However, upon any exercise of the warrants by payment of cash, we will receive the exercise price of $0.46822 per Warrant Share issued. Any proceeds received by us from the exercise of the warrants will be used for general corporate purposes.

The Selling Stockholder will pay any agent’s commissions and expenses they incur for brokerage, accounting, tax or legal services or any other expenses that they incur in disposing of the shares of common stock. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares of common stock covered by this prospectus and any prospectus supplement.

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SELLING STOCKHOLDER

We have prepared this prospectus to allow the Selling Stockholder or their pledgees, donees, transferees or other successors in interest, to sell or otherwise dispose of, from time to time, up to 6,377,766 shares of common stock, consisting of 3,172,858 shares of common stock and 3,204,908 shares of common stock issuable upon the exercise of the warrants.

In connection with certain registration rights that we granted to the Selling Stockholder, we filed with the SEC the Registration Statement, with respect to the resale or other disposition of the Shares offered by this prospectus from time to time on NYSE American, in privately negotiated transactions or otherwise. Under the Registration Rights Agreement we entered into with the Selling Stockholder, we agreed to keep such registration statement effective and to keep this prospectus available for use by the Selling Stockholder until all of the securities covered by the registration statement have been sold or may be sold without restriction under Rule 144.

The following table sets forth the name of the Selling Stockholder and the aggregate number of Shares that the Selling Stockholder may offer and sell pursuant to this prospectus, as well as other information regarding the beneficial ownership (as determined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of the shares of common stock of the Company held by the Selling Stockholder.

The Selling Stockholder may sell some, all or none of the Shares. We do not know how long the Selling Stockholder will hold the Shares before selling them, and we currently have no agreements, arrangements or understandings with the Selling Stockholder regarding the sale or other disposition of any of the Shares. The Shares may be offered and sold from time to time by the Selling Stockholder pursuant to this prospectus. The information below assumes the offer and sale of all Shares beneficially owned by the Selling Stockholder and available for sale under this prospectus and assumes no further acquisitions or dispositions of Shares by the Selling Stockholder. The information set forth below is based upon information obtained from the Selling Stockholder. The percentages of shares owned after the offering are based on 35,091,482 shares of common stock outstanding as of September 10, 2025.

	Number of Shares of		Maximum Number of
	Common Stock		Shares of Common	Number of Shares of
Name of	Beneficially Owned		Stock to be Offered	Common Stock Owned
Selling	Prior to Offering		Pursuant to this	After Offering(1)
Stockholder	Number	Percent	Prospectus	Number	Percent
X3 Higher Moment Fund LLC (2)	3,172,858	9%	6,377,766	-	-

(1) Assumes the sale of all shares of common stock being offered pursuant to this prospectus.

(2) Applicable percentage ownership is based on 35,091,482 shares of common stock outstanding as of September 10, 2025, 3,172,858 shares of common stock held by the Selling Shareholder and 3,204,908 shares of common stock issuable upon full exercise of the warrants, which may be exercisable but are subject to a 9.99% beneficial ownership limitation blocker contained in such warrants (except that upon at least 61 days’ prior notice from the holder to the Company, the holder may increase the amount of ownership of outstanding stock up to 19.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise). The address for X3 Higher Moment Fund LLC is 3033 Excelsior Boulevard, Ste. 343, Minneapolis, MN 55416

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DESCRIPTION OF SECURITIES

The following descriptions are summaries of the material terms of our amended and restated certificate of incorporation and amended and restated bylaws. We refer in this section to our amended and restated certificate of incorporation as our certificate of incorporation, and we refer to our amended and restated bylaws as our bylaws.

General

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.0001 per share, and 10,000,000 shares of preferred stock, par value $0.0001 per share, of which 1,800,000 shares are designated as Series AA Preferred Stock.

As of September 10, 2025, 35,091,482 shares of our common stock were outstanding and 924,921 shares of our Series AA Preferred Stock were outstanding.

Common Stock

The holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of the stockholders. The holders of our common stock do not have any cumulative voting rights. Holders of our common stock are entitled to receive ratably any dividends declared by the board of directors out of funds legally available for that purpose, subject to any preferential dividend rights of any outstanding preferred stock. Our common stock has no preemptive rights, conversion rights or other subscription rights or redemption or sinking fund provisions.

In the event of our liquidation, dissolution or winding up, holders of our common stock will be entitled to share ratably in all assets remaining after payment of all debts and other liabilities and any liquidation preference of any outstanding preferred stock.

Preferred Stock

Series AA Preferred Stock

On March 28, 2025, we filed the Series AA Certificate of Designation with the Secretary of State of the State of Delaware to establish the preferences, voting powers, limitations as to dividends or other distributions, qualifications, and other terms and conditions of the Company’s Series AA Preferred Stock. The Series AA Preferred Stock is subject to certain rights, preferences, privileges, and obligations, including voluntary conversion provisions, as well as beneficial ownership restrictions and share cap limitations, as set forth in the Series A Certificate of Designation. The following is a summary description of the terms and the general effect of the issuance of the shares of Series AA Preferred Stock on the Company’s other classes of registered securities.

Stated Value. Each share of Series AA Preferred Stock has an initial stated value of $5.8005, subject to appropriate adjustment in relation to certain events, such as recapitalizations, stock dividends, stock splits, stock combinations, reclassifications or similar events affecting our Series AA Preferred Stock.

Dividends. The holders of the shares of Series AA Preferred Stock is entitled to receive a twelve percent (12%) annual, non-cumulative dividend payable monthly in cash.

Optional Conversion. At any time and from time to time, a holder of the shares of Series AA Preferred Stock may, at its option, convert all or any portion of shares of Series AA Preferred Stock at a rate equal to the stated value divided by $1.1601.

Voting Rights. The Series AA Preferred Stock have no voting rights relative to matters submitted to a vote of our stockholders (other than as required by law). However, we may not, without the affirmative vote or written consent of the holders of a majority of the then issued and outstanding Series AA Preferred Stock: (i) amend or waive any provision of the certificate of designation or otherwise take any action that modifies any powers, rights, preferences, privileges or restrictions of the Series AA Preferred Stock (other than an amendment solely for the purpose of changing the number of shares of Series AA Preferred Stock designated for issuance as provided in the certificate of designation); (ii) authorize, create or issue shares of any class of stock having rights, preferences or privileges as to dividends or distributions upon a liquidation that are superior to the Series AA Preferred Stock; or (iii) amend our articles of incorporation in a manner that adversely and materially affects the rights of the Series AA Preferred Stock.

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Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of shares of the Series AA Preferred Stock then outstanding will be entitled to receive in cash out of the assets of the Company, whether from capital or from earnings available for distribution to its stockholders, before any amount will be paid to the holders of any of the capital stock of the Company of any class junior in rank to the Series AA Preferred Stock.

Ranking. The Series AA Preferred Stock ranks senior to our common stock with respect to the preferences provided for in the Certificate of Designation as to distributions and payments upon the liquidation, dissolution and winding up of the Company.

Amendments. The Certificate of Designation may be amended by obtaining the affirmative vote of a majority of the outstanding shares of Series AA Preferred Stock, voting separately as a single class.

Anti-Takeover Effects of Provisions of Our Charter Documents

Our certificate of incorporation provides that certain amendments of our certificate of incorporation and amendments by our stockholders of our bylaws require the approval of at least 66 and 2/3% of the voting power of all of our outstanding stock. These provisions could discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of our company and could delay changes in management.

Our certificate of incorporation also provides that, unless we consent in writing to an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for any derivative action or proceeding brought on our behalf, any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, employees or agents to us or our stockholders, any action asserting a claim arising pursuant to any provision of the DGCL, our certificate of incorporation or our bylaws or any action asserting a claim that is governed by the internal affairs doctrine, in each case subject to the Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein and the claim not being one which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery or for which the Court of Chancery does not have subject matter jurisdiction. This forum selection provision may limit our stockholders’ ability to bring a claim in a judicial forum that they find favorable for disputes with us or our directors, officers, employees or agents, which may discourage such lawsuits against us and our directors, officers, employees and agents even though an action, if successful, might benefit our stockholders.

Our bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of our stockholders, including proposed nominations of persons for election to our board of directors. At an annual meeting, stockholders may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of our board of directors. Stockholders may also consider a proposal or nomination by a person who was a stockholder at the time of giving notice and at the time of the meeting, who is entitled to vote at the meeting and who has complied with the notice requirements of our bylaws in all respects. The bylaws do not give our board of directors the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting of our stockholders. However, our bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed. These provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company.

Our bylaws provide that a special meeting of our stockholders may be called only by our Secretary and at the direction of our board of directors by resolution adopted by a majority of our board of directors. Because our stockholders do not have the right to call a special meeting, a stockholder could not force stockholder consideration of a proposal over the opposition of our board of directors by calling a special meeting of stockholders prior to such time as a majority of our board of directors, the chairperson of our board of directors, the president or the chief executive officer believed the matter should be considered or until the next annual meeting provided that the requestor met the notice requirements. The restriction on the ability of stockholders to call a special meeting means that a proposal to replace our board of directors also could be delayed until the next annual meeting.

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Our bylaws do not allow our stockholders to act by written consent without a meeting. Without the availability of stockholder action by written consent, a holder controlling a majority of our capital stock would not be able to amend our bylaws or remove directors without holding a stockholders’ meeting.

Anti-Takeover Effects of Delaware Law

We are subject to the provisions of Section 203 of the DGCL, or Section 203. Under Section 203, we would generally be prohibited from engaging in any business combination with any interested stockholder for a period of three years following the time that this stockholder became an interested stockholder unless:

● prior to this time, our board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

● upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding shares owned by persons who are directors and also officers, and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

● at or subsequent to such time, the business combination is approved by our board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 and 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Under Section 203, a “business combination” includes:

● any merger or consolidation involving the corporation and the interested stockholder;

● any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

● any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder, subject to limited exceptions;

● any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

● the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as an entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by such entity or person.

Transfer Agent and Registrar

Our transfer agent and registrar is VStock Transfer, LLC, 18 Lafeyette Place, Woodmere, New York 11593.

Listing

Our common stock is listed on NYSE American under the symbol “PMNT.”

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PLAN OF DISTRIBUTION

The Selling Stockholder, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from the Selling Stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The Selling Stockholder may use any one or more of the following methods when disposing of shares or interests therein:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
●	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
●	an exchange distribution in accordance with the rules of the applicable exchange;
●	privately negotiated transactions;
●	short sales effected after the date the registration statement of which this Prospectus is a part is declared effective by the SEC;
●	through the writing or settlement of options, forward sales or other hedging transactions, whether through an options exchange or otherwise;
●	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share; and
●	a combination of any such methods of sale.

The Selling Stockholder may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by it and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The Selling Stockholder also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the Selling Stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The Selling Stockholder may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The Selling Stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the Selling Stockholder from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. The Selling Stockholder reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering. However, upon any exercise of the warrants by payment of cash, we will receive the exercise price of $0.46822 per Warrant Share issued.

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The Selling Stockholder also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, provided that they meet the criteria and conform to the requirements of that rule.

The Selling Stockholder and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our common stock to be sold, the names of the Selling Stockholder, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the Selling Stockholder that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the Selling Stockholder and its affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Selling Stockholder for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Stockholder may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the Selling Stockholder against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have agreed with the Selling Stockholder to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or (2) the date on which the shares may be sold without restriction pursuant to Rule 144 of the Securities Act.

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LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Manatt, Phelps & Phillips, LLP, Costa Mesa, California.

EXPERTS

The financial statements of Perfect Moment, Ltd. incorporated by reference in this prospectus have been audited by Weinberg & Company, P.A., an independent registered public accounting firm, as stated in their reports. Such financial reports are incorporated by reference in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement we filed with the SEC. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. Any statement made in this prospectus or the applicable prospectus supplement concerning the contents of any contract, agreement or other document is only a summary of the actual contract, agreement or other document. If we have filed or incorporated by reference any contract, agreement or other document as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract, agreement or other document is qualified by reference to the actual document. You should rely only on the information contained in the registration statement this prospectus, and the applicable prospectus supplement or the information incorporated by reference into this prospectus or the applicable prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities offered by this prospectus.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy statements and other information regarding issuers that file electronically with the SEC, including Perfect Moment. The address of the SEC website is www.sec.gov.

We maintain a website at www.perfectmoment.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus, and our reference to the address for our website is intended to be an inactive textual reference only.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and information we file later with the SEC will automatically update and supersede this information. We incorporate by reference into this prospectus the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (1) after the date of this prospectus and prior to the time that we sell all of the securities offered by this prospectus or the earlier termination of the offering, and (2) after the date of the initial registration statement of which this prospectus forms a part and prior to the effectiveness of the registration statement (except in each case the information contained in such documents to the extent “furnished” and not “filed”). The documents we are incorporating by reference as of their respective dates of filing are:

● our Annual on Form 10-K for the fiscal year ended March 31, 2025, as filed with the Commission on June 30, 2025;

● our Quarterly Report on Form 10-Q for the quarter ended June 30, 2025 filed with the Commission on August 14, 2025;

● our Current Reports on Form 8-K filed with the SEC on June 30, 2025, July 23, 2025, August 27, 2025 and August 27, 2025 (except for the information furnished under Items 2.02 or 7.01 and the exhibits thereto); and

● the description of our securities, which is contained in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2025 filed on June 30, 2025, including any amendments or supplements thereto.

In addition, all reports and other documents filed by us pursuant to the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus and deemed to be a part of this prospectus from the date of filing of such reports and documents. Notwithstanding the foregoing, we are not incorporating by reference any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of the registration statement of which this prospectus forms a part to the extent that a statement contained in any subsequently filed document, which also is deemed to be incorporated by reference herein, modifies or supersedes such statement.

You may request, orally or in writing, a copy of any or all of the documents incorporated herein by reference. These documents will be provided to you at no cost, by calling us at (315) 615-6156 or by contacting: 244 5th Ave, Ste 1219, New York, NY 10001, Attn: Corporate Secretary. In addition, copies of any or all of the documents incorporated herein by reference may be accessed at our website at www.perfectmoment.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus, and our reference to the address for our website is intended to be an inactive textual reference only.

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6,377,766 Shares of Common Stock

Prospectus

________________, 2025

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the estimated costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the offering of the securities being registered. All the amounts shown are estimates, except for the SEC, registration fee.

SEC registration fee		$416.94
FINRA filing fee (if applicable)		*
Accounting fees and expenses		*
Legal fees and expenses		*
Transfer agent fees and expenses		*
Trustee fees and expenses		*
Printing and miscellaneous expenses		*
Total	$	*

*These fees and expenses depend on the securities offered and the number of issuances, and accordingly cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers

Section 145 of the General Corporation Law of the State of Delaware, or the DGCL, authorizes a corporation’s board of directors to grant, and authorizes a court to award, indemnity to officers, directors and other corporate agents.

The Company’s amended and restated certificate of incorporation and amended and restated bylaws limit the liability of the Company’s directors for monetary damages to the fullest extent permitted by Delaware law. Consequently, the Company’s directors are not personally liable to the Company or the Company’s stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for the following:

● any breach of their duty of loyalty to the Company or the Company’s stockholders;

● any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

● unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; and

● any transaction from which they derived an improper personal benefit.

Any amendment to, or repeal of, these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission or claim that occurred or arose prior to that amendment or repeal. If the DGCL is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of the Company’s directors will be further limited to the greatest extent permitted by the DGCL.

The Company’s amended and restated bylaws provide that the Company will indemnify, to the fullest extent permitted by law, each person who was or is made a party or is threatened to be made a party to, or is otherwise involved in, any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Company, or is or was serving at the request of the Company, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against all expense, liability and loss (including, among other things, attorney’s fees and amounts paid in settlement) reasonably incurred or suffered by such director, officer, employee or agent in connection therewith, subject to certain conditions. The Company’s amended and restated bylaws that also provide the Company with the power to, to the extent authorized by the Company’s board of directors, grant rights to indemnification and to advancement of expenses to any employee or agent of the Company to the fullest extent indemnification may be granted to the Company’s directors and officers. In addition, the Company’s amended and restated bylaws provide that the Company must advance expenses incurred by or on behalf of a director or officer in advance of the final disposition of any action or proceeding, subject to certain exceptions.

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The Company has entered into indemnification agreements with each of its directors and executive officers that are broader than the specific indemnification provisions contained in the DGCL. These indemnification agreements require the Company, among other things, to indemnify its directors and executive officers against certain liabilities that may arise by reason of their status or service as directors or officers. These indemnification agreements also require the Company to advance all expenses incurred by the directors and executive officers as a result of any proceeding against them as to which they could be indemnified, subject to certain exceptions. The Company believes that these agreements are necessary to attract and retain qualified individuals to serve as directors and executive officers.

The limitation of liability and indemnification provisions that are included in the Company’s amended and restated certificate of incorporation, amended and restated bylaws and indemnification agreements with its directors and executive officers may discourage stockholders from bringing a lawsuit against the Company’s directors and executive officers for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against the Company’s directors and executive officers even though an action, if successful, might benefit the Company and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that the Company pays the costs of settlement and damage awards against directors and executive officers as required by these indemnification provisions. At present, the Company is not aware of any pending litigation or proceeding involving any person who is or was one of its directors, officers, employees or other agents or is or was serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, for which indemnification is sought, and the Company is not aware of any threatened litigation that may result in claims for indemnification.

The Company’s amended and restated bylaws provide that the Company may purchase and maintain insurance, at its expense, to protect itself and any person who is or was a director, officer, employee or agent of the Company or is or was serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the DGCL. The Company maintains insurance under which, subject to the limitations of the insurance policies, coverage is provided to the Company directors and executive officers against loss arising from claims made by reason of breach of fiduciary duty or other wrongful acts as a director or executive officer, including claims relating to public securities matters, and to the Company with respect to payments that may be made by the Company to these directors and executive officers pursuant to the Company’s indemnification obligations or otherwise as a matter of law.

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Item 16. Exhibits.

EXHIBIT INDEX

Exhibit		Incorporated by Reference
Number	Description	Form	File No.	Exhibit	Filing Date

4.1	Form of the Company’s Common Stock Certificate	S-1	333-274913	4.1	November 6, 2023

4.2	Form of Underwriter Warrants	S-1	333-274913	4.2	January 22, 2024

4.3	Form of Convertible Promissory Note for 2021 Debt Financing	S-1	333-274913	4.3	November 6, 2023

4.4	Form of Amendment No. 1 to Convertible Promissory Note for 2021 Debt Financing	S-1	333-274913	4.4	November 6, 2023

4.5	Form of Amendment No. 2 to Convertible Promissory Note for 2021 Debt Financing	S-1	333-274913	4.5	November 6, 2023

4.6	Form of Amendment No. 3 to Convertible Promissory Note for 2021 Debt Financing	S-1	333-274913	4.6	January 18, 2024

4.7	Form of Convertible Promissory Note for 2022 Debt Financing	S-1	333-274913	4.6	November 6, 2023

4.8	Form of Amendment No. 1 to Convertible Promissory Note for 2022 Debt Financing	S-1	333-274913	4.7	November 6, 2023

4.9	Form of Amendment No. 2 to Convertible Promissory Note for 2022 Debt Financing	S-1	333-274913	4.9	January 18, 2024

4.10	Form of Convertible Secured Note dated December 6, 2024	8-K	001-41930	10.2	December 12, 2024

4.11	Form of Placement Agent Warrant	8-K	001-41930	4.1	April 2, 2025

4.12	Warrant to Purchase Common Stock	8-K	001-41930	4.1	June 30, 2025

4.13	Promissory Note, Dated August 26, 2025	8-K	001-41930	10.1	August 27, 2025

4.14	Promissory Note, Dated August 26, 2025	8-K	001-41930	10.2	August 27, 2025

4.15	Form of Warrant	8-K	001-41930	4.1	August 27, 2025

5.1*	Opinion of Manatt, Phelps & Phillips, LLP

23.1*	Consent of Weinberg & Company, P.A.

101.INS	Inline XBRL Instance Document (the instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document).

101.SCH	Inline XBRL Taxonomy Extension Calculation Linkbase Document

101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document

101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document

101.LAB	Inline XBRL Taxonomy Extension Labels Linkbase Document

101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document

104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

107*	Filing Fee

* Filed herewith

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Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables “ or “Calculation of Registration Fee” table, as applicable, in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that the undertakings set forth in paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

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(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or Rule 415(x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) That for purposes of determining any liability under the Securities Act, (i) the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(l) or (4) or 497(h) under the Securities Act shall be deemed to be a part of the registration statement as of the time it was declared effective; and (ii) each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offing of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on September 11, 2025.

PERFECT MOMENT LTD.

By:	/s/ Jane Gottschalk
Name:	Jane Gottschalk
Title:	President

SIGNATURES AND POWER OF ATTORNEY

We, the undersigned officers and directors of Perfect Moment Ltd., hereby severally constitute and appoint Jane Gottschalk and Chath Weerasinghe, and each of them singly (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for her or him and in her or his name, place and stead, and in any and all capacities, to sign any and all amendments (including without limitation, post-effective amendments) to this registration statement (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as she or he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or her or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jane Gottschalk	President, Director (Principal Executive officer)	September 11, 2025
Jane Gottschalk

/s/ Chath Weerasinghe	Chief Financial Officer and Chief Operating Officer (Principal Financial and Accounting Officer)	September 11, 2025
Chath Weerasinghe

/s/ Andre Keijsers	Director	September 11, 2025
Andre Keijsers

/s/ Berndt Hauptkorn	Director	September 11, 2025
Berndt Hauptkorn

/s/ Matt Gottschalk	Director	September 11, 2025
Matt Gottschalk

/s/ Tracy Barwin	Director	September 11, 2025
Tracy Barwin

/s/ Tim Nixdorff	Director	September 11, 2025
Tim Nixdorff

/s/ Adam Epstein	Director	September 11, 2025
Adam Epstein

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